Exhibit 5.2

Oppenheimer Wolff & Donnelly LLP

Campbell Mithun Tower - Suite 2000

222 South Ninth Street

Minneapolis, MN  55402

www.Oppenheimer.com

Direct:	(612) 607-7271
Main:	(612) 607-7000
Fax:	(612) 607-7100
E-Mail:	BBelisle@oppenheimer.com

October 28, 2014

Ecolab Inc.

370 Wabasha Street North

Saint Paul, MN 55102

Re:                             Ecolab Savings Plan and ESOP for Traditional Benefit Employees -

Registration Statement

Greetings:

You have requested our opinion with respect to whether the Ecolab Savings Plan and ESOP for Traditional Benefit Employees as set forth in the instrument entitled “Ecolab Savings Plan and ESOP for Traditional Benefit Employees” complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

It is our opinion that the plan evidenced by the Ecolab Savings Plan and ESOP for Traditional Benefit Employees instrument complies with the requirements of ERISA.

The undersigned consents to the filing of this opinion as an exhibit to the above-captioned registration statement.

Very truly yours,

/s/Brian G. Belisle
Brian G. Belisle
Partner